                                                                      Exhibit 16


                [Letterhead of Hoyman, Dobson & Company, P.A.]



                                March 27, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We were previously certifying accountants for Exigent International, Inc. (Exigent). We have read item 4 of Form 8-K dated March 20, 1998 and are in agreement with the statements contained therein.


Very truly yours,



/s/ Hoyman, Dobson & Company, P.A.
----------------------------------
Hoyman, Dobson & Company, P.A.